Exhibit 99.2

ENDORSEMENT_LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 000001 ADD 2 ADD 3 ADD 4 MMMMMMMMM ADD 5 ADD 6 MMMMMMMMMMMM MMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/DFS2 or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/DFS2 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Special Meeting Proxy Card 1234 5678 9012 345 qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommend a vote FOR Proposals 1, 2 and 3. For Against Abstain 1. Adoption of the Agreement and Plan of Merger, dated as of February 19, 2024, as it may be amended from time to time (the “merger agreement”), by and among Discover Financial Services (“Discover”), Capital One Financial Corporation (“Capital One”) and Vega Merger Sub, Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into Discover, with Discover as the surviving corporation and, immediately thereafter, Discover will merger with and into Capital One, with Capital One as the surviving corporation (the “mergers”). For Against Abstain 3. Approval of one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of adopting the merger agreement. For Against Abstain 2. Approval of, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid to named executive officers of Discover in connection with the transactions contemplated by the merger agreement. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMM 1UPX 614699 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 03ZQBB

2024 Special Meeting Admission Ticket The Special Meeting of Stockholders of Discover Financial Services 2024, at our corporate offices 2500 Lake Cook Rd, Riverwoods, IL 60015 Upon arrival, please present this admission ticket and photo identification at the registration desk. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/DFS2 qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Discover Financial Services + Notice of Special Meeting of Stockholders Proxy Solicited by Board of Directors for Special Meeting — , 2024 Hope D. Mehlman, Efie Vainikos and Kevin M. Coleman, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Discover Financial Services to be held on , 2024 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR items 1, 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.